Exhibit 99.1

Mondelēz International, Inc.

Unaudited Non-GAAP Financial Information

Spin-Off of Kraft Foods Group, Inc.

On October 1, 2012 (the “Distribution Date”), we completed the spin-off of our North American grocery business, Kraft Foods Group, Inc. (“KFG”), to our shareholders (the “Spin-Off”). On October 1, 2012, each of our shareholders of record as of the close of business on September 19, 2012 (“the Record Date”) received one share of KFG common stock for every three shares of Mondelēz International common stock held as of the Record Date. KFG is now an independent public company trading under the symbol “KRFT” on The NASDAQ Global Select Market.

After the Distribution Date, we do not beneficially own any shares of KFG common stock and will no longer consolidate KFG within our financial results. Beginning in the fourth quarter of 2012, KFG’s historical financial results for periods prior to the Distribution Date will be reflected in our consolidated financial statements as a discontinued operation (the “KFG Discontinued Operation”).

Unaudited Non-GAAP Adjusted Pro Forma Consolidated Financial Information for Mondelēz International

The following unaudited non-GAAP adjusted pro forma consolidated statements of earnings for the six months ended June 30, 2012 and for the year ended December 31, 2011, reflect pro forma adjustments to our historical financial results related to the Spin-Off and related events and the removal of the historical results of the KFG Discontinued Operation as well as other non-GAAP adjustments as if they occurred on January 1, 2011, the beginning of the periods presented. We believe the non-GAAP adjusted pro forma consolidated financial information provides a historical baseline of our standalone operating results for the periods presented which we plan to use to evaluate our continuing operations.

The unaudited adjusted pro forma consolidated statements of earnings (i) are presented based on information currently available, (ii) are intended for informational purposes only, (iii) are not necessarily indicative of and do not purport to represent what our operating results would have been had the Spin-Off and related events occurred as described or what our future operating results will be after giving effect to these events, and (iv) do not reflect all actions that may be undertaken by management after the Spin-Off and disposition of KFG.

The unaudited adjusted pro forma consolidated statements of earnings and the accompanying notes should be read together with (i) the audited consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2011, (ii) the unaudited interim consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, (iii) KFG’s audited annual and unaudited interim combined financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in KFG’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on August 16, 2012 (the “KFG Form 10”), and (iv) the unaudited pro forma consolidated financial information provided in compliance with Article 11 of Regulation S-X in our Current Report on Form 8-K filed earlier on October 5, 2012.

In the enclosed unaudited adjusted pro forma consolidated statements of earnings, the amounts reflected in the columns presented are described below:

Historical Kraft Foods Inc.

This column reflects Kraft Foods Inc.’s historical financial statements for the periods presented and does not reflect any adjustments related to the Spin-Off and related events.

The historical Kraft Foods Inc. consolidated statement of earnings for the six months ended June 30, 2012 were derived from our unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. The historical Kraft Foods Inc. consolidated statement of earnings for the year ended December 31, 2011 was derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

The Historical Kraft Foods Inc. results include the following one-time expenses related to the Spin-Off and other events that had a material impact on our historical operating results:

•

Spin-Off transaction, transition and financing and related costs incurred to date. We incurred $46 million of one-time, pre-tax Spin-Off transaction and transition costs in 2011 and $301 million of transaction, transition and financing and related costs in the six months ended June 30, 2012. We expect to reflect all one-time Spin-Off costs within our reported results. KFG has recorded and will record its own direct recurring financing and related costs. As described in note (a) to the unaudited adjusted pro forma consolidated financial statements, we removed the non-recurring Spin-Off costs incurred during the six months ended June 30, 2012 and the year ended December 31, 2011 as these costs will not recur now that the Spin-Off transaction is completed.

•

Restructuring and implementation costs incurred to date related to optimizing both KFG’s and our businesses for future operations (the “2012-2014 Restructuring Program”). We incurred $169 million of one-time 2012-2014 Restructuring Program costs, including KFG’s 2012-2014 Restructuring Program costs of $116 million, in the six months ended June 30, 2012. The treatment of KFG as a discontinued operation as discussed below under “KFG Discontinued Operation” removes KFG’s restructuring and implementation costs from our unaudited adjusted pro forma consolidated statements of earnings. As described in note (e) to the unaudited adjusted pro forma consolidated financial statements, we removed the remaining Restructuring Program costs incurred during the six months ended June 30, 2012 to provide greater transparency of our underlying results of operations excluding these costs, similar to how we internally evaluate our operating results.

•

Cadbury acquisition integration program costs (“Integration Program” costs) are costs associated with combining our operations with Cadbury’s and are separate from the costs related to the acquisition. On February 2, 2010, we acquired 71.73% of Cadbury and as of June 1, 2010, we owned 100% of all outstanding Cadbury shares. As described in note (d) to the unaudited adjusted pro forma consolidated financial statements, we removed the Integration Program costs incurred during the six months ended June 30, 2012 and the year ended December 31, 2011 to provide greater transparency of our underlying results of operations excluding these costs, similar to how we internally evaluate our operating results.

KFG Discontinued Operation

This column reflects KFG’s historical financial statements for the periods presented. The historical results were derived from KFG’s audited annual and unaudited interim combined financial statements included in the KFG Form 10 and were adjusted as follows:

•

For the periods presented, the KFG Discontinued Operation results exclude certain corporate and business unit costs that were allocated to KFG in the historical financial statements as well as dis-synergies primarily in corporate overheads, information systems and sales force support which we expect to continue at Mondelēz International after the Spin-Off. These costs on a pretax basis are $100 million for the six months ended June 30, 2012 and $236 million for the year ended December 31, 2011.

•

The KFG Discontinued Operation results include historical interest expense related to $10 billion of debt that KFG incurred or that we migrated to KFG in connection with the Spin-Off debt capitalization plans. Through June 30, 2012, approximately one month of interest expense related to the $6 billion of notes KFG issued directly, or $18 million of pretax interest expense, was recorded in KFG’s historical results. Interest expense related to the $4 billion of debt migrated to KFG in July 2012 and as of the Distribution Date, was also included within the KFG Discontinued Operation results and on a pretax basis totaled $128 million for the six months ended June 30, 2012 and $258 million in the year ended December 31, 2011.

•

The KFG Discontinued Operation results exclude royalty income historically reported by KFG that we will not pay following the Distribution Date. The royalties relate to intellectual property rights that we will retain following the Spin-Off. The pretax royalty income was $28 million for the six months ended June 30, 2012 and $55 million for the year ended December 31, 2011. We have also excluded intercompany sales from KFG to Mondelēz International in order to properly reflect net revenues from continuing operations. The pretax intercompany sales recorded by KFG were $54 million for the six months ended June 30, 2012 and $100 million for the year ended December 31, 2011.

The KFG Discontinued Operation results in the unaudited pro forma consolidated statements of earnings are preliminary estimates. As we complete the work associated with the Spin-Off and the KFG Discontinued Operation in the fourth quarter of 2012, the actual KFG Discontinued Operation results could change from these estimates.

Pro Forma and Non-GAAP Adjustments of Mondelēz International Continuing Operating Results

The unaudited adjusted pro forma consolidated statement of earnings for the six months ended June 30, 2012 and the year ended December 31, 2011 include the following adjustments which are further described in the accompanying notes:

•	Adjustment to remove non-recurring Spin-Off transaction, transition, and financing and related costs incurred to date.

•	Adjustment to reduce benefit plan expense in connection with the transfer of certain employee benefit plan obligations to KFG in the Spin-Off transaction.

•	Adjustment to remove Restructuring and Implementation costs incurred to date.

•	Adjustment to remove Integration Program costs incurred to date.

•

Adjustment to reflect the finalization of the Spin-Off capitalization plan at Mondelēz International and the assumed pay down of approximately $6 billion of our debt and the related estimated reduction in our interest expense beginning January 1, 2011, as a result of cash received from KFG.

Mondelēz International, Inc.

Unaudited Adjusted Pro Forma Consolidated Statement of Earnings

For the Six Months Ended June 30, 2012

(in millions, except per share data)

	Historical Kraft Foods Inc.	KFG Discontinued Operation	Mondelēz International Continuing Operations	Pro Forma Adjustments	Notes	Pro Forma Mondelēz International Continuing Operations	Non-GAAP Adjustments	Notes	Adjusted Pro Forma Mondelēz International Continuing Operations
Net revenues	$26,379	$9,185	$17,194			$17,194			$17,194
Cost of sales	16,842	6,053	10,789	(22)	(b)	10,767	(10)	(d)	10,757

Gross profit	9,537	3,132	6,405			6,427			6,437
Selling, general and administrative expenses	5,676	1,290	4,386	(162)	(a), (b)	4,224	(72)	(d), (e)	4,152
Asset impairment and exit costs	182	112	70			70	(49)	(e)	21
Amortization of intangibles	109	—	109			109			109

Operating income	3,570	1,730	1,840			2,024			2,155
Interest and other expense, net	982	151	831	(162)	(a)	669	(109)	(f)	560

Earnings before income taxes	2,588	1,579	1,009			1,355			1,595
Provision for income taxes	735	554	181	116	(c)	297	65	(g)	362

Net earnings	1,853	1,025	828			1,058			1,233
Noncontrolling interest	11	—	11			11			11

Net earnings from continuing operations	$1,842	$1,025	$817			$1,047			$1,222

Per share data
Basic earnings per share from continuing operations:	$1.04					$0.59			$0.69
Diluted earnings per share from continuing operations:	$1.03					$0.59			$0.68
Dividends declared	$0.58					$0.58			$0.58
Weighted average shares outstanding
Basic	1,775					1,775			1,775
Diluted	1,785					1,785			1,785

See accompanying notes to the unaudited adjusted pro forma consolidated financial statements.

Mondelēz International, Inc.

Unaudited Adjusted Pro Forma Consolidated Statement of Earnings

For the Year Ended December 31, 2011

(in millions, except per share data)

	Historical Kraft Foods Inc.	KFG Discontinued Operation	Mondelēz International Continuing Operations	Pro Forma Adjustments	Notes	Pro Forma Mondelēz International Continuing Operations	Non-GAAP Adjustments	Notes	Adjusted Pro Forma Mondelēz International Continuing Operations
Net revenues	$54,365	$18,555	$35,810			$35,810	1	(d)	$35,811
Cost of sales	35,350	12,640	22,710	(44)	(b)	22,666	(109)	(d)	22,557

Gross profit	19,015	5,915	13,100			13,144			13,254
Selling, general and administrative expenses	12,140	2,758	9,382	(92)	(a), (b)	9,290	(411)	(d)	8,879
Asset impairment and exit costs	(7)	(2)	(5)			(5)			(5)
Amortization of intangibles	225	—	225			225			225

Operating income	6,657	3,159	3,498			3,634			4,155
Interest and other expense, net	1,885	267	1,618			1,618	(310)	(f)	1,308

Earnings before income taxes	4,772	2,892	1,880			2,016			2,847
Provision for income taxes	1,225	1,083	142	46	(c)	188	141	(g)	329

Net earnings	3,547	1,809	1,738			1,828			2,518
Noncontrolling interest	20	—	20			20			20

Net earnings from continuing operations	$3,527	$1,809	$1,718			$1,808			$2,498

Per share data
Basic earnings per share from continuing operations:	$2.00					$1.02			$1.42
Diluted earnings per share from continuing operations:	$1.99					$1.02			$1.41
Dividends declared	$1.16					$1.16			$1.16
Weighted average shares outstanding
Basic	1,765					1,765			1,765
Diluted	1,772					1,772			1,772

See accompanying notes to the unaudited adjusted pro forma consolidated financial statements.

NOTES TO THE ADJUSTED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited adjusted pro forma consolidated statements of earnings for the six months ended June 30, 2012 and the year ended December 31, 2011 include the following pro forma and non-GAAP adjustments to improve the comparability of our historical and future standalone operating results:

(a)	Removal of $301 million of one-time Spin-Off transaction, transition and financing and related costs in the six months ended June 30, 2012 and $46 million of one-time Spin-Off transaction and transition costs in the year ended December 31, 2011. These costs directly relate to the Spin-Off of KFG and will not recur and as such, have been removed from the unaudited adjusted pro forma consolidated statements of earnings.

(b)	Reduction in our estimated continuing annual benefit plan expense as a result of transferring certain benefit plan obligations to KFG in the Spin-Off. The reduction in benefit plan expense is estimated to be approximately $90 million, which reflects a 2012 estimate based on market conditions and benefit plan assumptions as of January 1, 2012. For the six months ended June 30, 2012, a prorated estimate of $45 million was reflected. The estimates may change significantly as we finalize the amount of the net liability transfers and the impacts on our statements of earnings during the fourth quarter of 2012.

(c)	The tax effects of pro forma adjustments (a) and (b) reflect the statutory taxes we recorded at the time the costs were incurred. The blended tax rate related to these adjustments was 33.53% for the six months ended June 30, 2012 and 33.82% for the year ended December 31, 2011.

(d)	An adjustment to remove $78 million of Integration Program costs in the six months ended June 30, 2012 and $521 million of Integration Program costs in the year ended December 31, 2011. These costs directly relate to integrating the 2010 Cadbury acquisition and have been removed from the unaudited adjusted pro forma consolidated statements of earnings to provide improved transparency and comparability of our operating results.

(e)	An adjustment to remove $53 million of restructuring and implementation costs in the six months ended June 30, 2012. These costs directly relate to optimizing our businesses for future operations (the “2012-2014 Restructuring Program”) and have been removed from the unaudited adjusted pro forma consolidated statements of earnings to provide improved transparency and comparability of our operating results.

(f)	An adjustment to remove $109 million of interest expense in the six months ended June 30, 2012 and $310 million of interest expense in the year ended December 31, 2011. These adjustments are based on the assumed reduction of $6 billion of our debt on January 1, 2011 from the utilization of funds received from the $6 billion of notes KFG issued directly and cash proceeds KFG distributed to us in June 2012 in connection with our Spin-Off capitalization plan. Note during the six months ended June 30, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been repaid on January 1, 2011 to ensure consistency of our assumption and related results.

(g)	The tax effects of non-GAAP adjustments (d), (e) and (f) reflect the statutory taxes we recorded at the time the costs were incurred. The blended tax rate related to these adjustments was 27.08% for the six months ended June 30, 2012 and 16.97% for the year ended December 31, 2011.